AGREEMENT TO PROVIDE
                     EXCLUSIVE GEOEXCHANGE PROJECT SERVICES



                                    BETWEEN:


                          DIAMONDVIEW DEVELOPMENTS LTD.
                                    ("Owner")


                                       AND

                  ESSENTIAL INNOVATIONS TECHNOLOGY CORP. (EITC)
                     114 West Magnolia Street, Suite 400-142
                                Bellingham, Wash.
                                      98225
                                       USA


                                       AND

                     ESSENTIAL INNOVATIONS CORPORATION (EIC)
                            #101 - 5219 192nd Street
                                Cloverdale, B.C.
                                     V3S 4P6
                                     Canada



                                                          [handwritten initials]

                              AGREEMENT TO PROVIDE
                     EXCLUSIVE GEOEXCHANGE PROJECT SERVICES


Made this 7th day of April 2005.

BETWEEN:


DIAMONDVIEW PROJECTS
(Hereinafter collectively "Owner")

                  OF THE FIRST PART

- And -

ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
(Hereinafter "EITC")

                  OF THE SECOND PART

- And -

ESSENTIAL INNOVATIONS CORPORATION
(Hereinafter "EIC")

                  OF THE THIRD PART


AND WHEREAS the Owner is in the process of becoming a `Developer Owner' as defined under the Strata Property Act of British Columbia (the "Act") and under freehold title owns, administers, manages and controls the lands and serviced lots (the "LANDS") being municipally known as Diamondview, in Westbank, B.C., and desires the planned Diamondview Strata Lot residential project on the lands to be serviced and supplied with a fully installed Geoexchange ("GXC") Heating, Ventilation and Air-Conditioning ("HVAC") heating and cooling system for each individual lot and pursuant residence.

AND WHEREAS the Owner has, or intends to, turn over Exclusive right and ownership to such service and supply of individual Geoexchange systems to each of the residential Strata Lots.

AND WHEREAS the project is to be registered as a Strata Corporation under Part 2, Section (2) of the Strata Property Act (the "Act") and will comprise 70 Strata Lots (Phase One) together with certain common property comprising dedicated amenity space and areas.

AND WHEREAS the Owner intends to grant the Exclusive right to Essential Innovations to design, engineer, build, install and provide on-going service,

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

maintenance and operation for a turnkey Geoexchange HVAC system consisting of localized heat pumps within each ultimate residence with EI then functioning for the Strata as an energy service provider with Geoexchange technology experience and thereby acting as the Exclusive owner/operator of the Geoexchange System assets comprising all of the related underground works, piping, pumps, fluids and controls providing the overall ground loop or "geo-field" component.

AND WHEREAS the Owner wishes to now formally sell the Exclusive right of ownership of the "geo-field" component of the Diamondview project to EITC with EIC then solely responsible to exclusively provide all other equipment requirements of the complete turnkey geothermal solution to the project, being the completed Geoexchange Heating and Cooling System with EIC then assuming operational control and ownership of the geo-field to then manage, oversee, administer and provide future maintenance as required of the "geo-field" servicing said project.

AND WHEREAS the Owner desires EIC to furnish Geoexchange energy ("Geoexchange Services") as permitted in law and as may be from time to time be licensed, governed or permitted in accordance with any applicable provincial or federal laws and regulations).

AND WHEREAS EITC now having Exclusive ownership may at any time assign this agreement to, or enter into a contractual relationship, partnership, joint venture or mutually shared service contract provision with, on terms of its own choosing, any local municipal, provincial or state electric utility provider, whether private or public, to furnish said Geoexchange energy and equipment in conjunction with or as an integral energy component linked together with the electricity supplied and required to run the system and equipment and other electrical necessities of the subject Premises.

AND WHEREAS EIC's Geoexchange Services may be provided and its future contract with the Strata Corporation may be administered in conjunction with, or in direct co-operation with, or under direct co-ownership with, the electric power provider.

AND WHEREAS the Owner hereby agrees within the Owner's property Disclosure statement, to formally cause the Strata Corporation, that within the entirety of the lands of the Diamondview project to enter into an energy service contract under an Operating Lease with EIC for such services to be provided, and to grant or cause the Strata Corporation to provide a geoexchange loop field service easement over its lands to allow EI to enter onto the project for the purpose of service and maintenance and to cause the Strata Corporation to completely restrict the use of greenhouse gas producing fossil fuels for primary heating purposes and to totally restrict any others but EI from the supplying the Strata Corporation with said Geoexchange energy and equipment.

AND WHEREAS the Owner agrees to cause the Strata Corporation within the Owner's property Disclosure statement to grant a Specific Security Agreement, registered under the Personal Property Security Act, to EIC to secure the Strata Corporation's Operating Lease payment obligations to Owner and specifically to give Owner the right to distain Strata Fee payments in the event of default.

                                                          [handwritten initials]

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of mutual covenants and agreements hereinafter maintained, each of the parties hereto agrees with the other as follows:

1.00     Definitions

"Act" means the Strata Property Act and Strata Property Regulations, which came into force July 1, 2002 in the province of British Columbia.

"Agreement" means this agreement including recitals and any instrument or Schedule supplemental or ancillary hereto.

"Common Property" means all of the lands and premises, other than the Strata Lots, that form the Strata Corporation created as part of the registration of the Strata Plan.

"Commissioning," means the completion and full operational start-up of the entire Geoexchange heating and cooling system. Commissioning includes, water purging, system balancing, controls functioning, air balancing and all other equipment functioning to ideal and design performance levels.

"Closing," means the date of closing for the purchase of the Geoexchange System at the Premises.

"Default," means any failure of the Strata Corporation, to meet the payment of any of the monthly Operating Lease payments on the monthly due date set out in this Agreement. In the absence of any explicit contract clause to the contrary, the Due Date shall be the first calendar day of each month during the Term of the Agreement.

"Easement", means an access easement.

"Operating Lease Payment" means the monthly fee charged to the Strata Corporation, a common expense obligation, by EIC to the Strata Corporation for the ongoing lease and supply and use of Geoexchange temperature transference ground exchange systems for the provision of HVAC services in the Strata Corporation and Strata Lot property, including all HVAC services to individual strata lots and common property areas. These fees are those of an Operating Lease.

"Geoexchange" ("GXC") means ground or water source heat pumps and all associated ground connections, heat transfer systems, heat exchangers, piping, controls and related equipment and technology using natural ground or ground water temperature as an energy source.

"Geoexchange Equipment" means all EIC manufactured and supplied equipment comprised but not limited to: the "GXC" and "HVAC" systems located in or on the Strata Title Plan premises but specifically excluding the Geoexchange Energy Distribution System. This equipment will be specifically defined and listed in a Project and Agreement specific Schedule.

                                                          [handwritten initials]

"Geoexchange Services" means the services provided by EIC from time to time, and will include, but not be limited to, ground loop or ground water or water source earth energy temperature extraction or discharge, temperature transference, services to the Strata Corporation Common Areas or to individual Units occupied by Unit Owners or their tenant, as the case may be, in the Project as and where applicable.

"HVAC" means Heating, Ventilation and Air Conditioning Equipment.

"Limited Common Property" means common property designated for the exclusive use of the owners of one or more strata lots.

"Mechanical Service Unit" means the main mechanical room (if present or required) containing EI's primary distribution equipment; headers for the underground loop field; main circulation pumps; heat exchangers and other system equipment.

"Operating Lease" means the legal nature of the "Contract". This will be attached as a schedule to this agreement.

"Project" means the lands and lots, including all of the Strata Lots and common areas comprising the Strata Plan.

"Residential Strata Lot" is a lot designated for or intended to be used primarily as the location for the construction of a residence within a designated time frame as described within the Disclosure statement issued by the Owner to the property buyer.

"Special Security Agreement" means an agreement providing for the assignment of the monthly Common Expense payments payable by the Strata Lot owners to the Strata Corporation over to EIC in the event of any default of payment of the monthly operating lease payments (Operating Lease Payments) by the Strata Corporation under the terms of the Operating Lease. This shall be an agreement made under the Personal Property Security Act and which may be registered at a Personal Property Registry office in British Columbia.

"Strata Corporation" on the registration of a Strata Plan there is constituted a corporation under the name "Strata Corporation No. (#) " Which manages the affairs of the unit owners and administers the common property on the behalf of the owners; established under section 2 of the Act.

"Strata Lot Owner(s)," means the owner(s) of the Strata Lots located within the Project.

"Strata Plan" a Strata Plan is a plan of subdivision for purposes of registration with the registrar of titles as defined in the Land Titles Act of British Columbia and in the contact of this Agreement the plan of subdivision to be filed at the appropriate Land Title Office to create the strata lots, common property and Strata Corporation in conjunction with the Project.

"Strata Lot" means a lot shown on the Strata Plan; which is a space that is situated within a building and described as a discreet physical unit in a Strata Plan by reference to floors, walls and ceilings.

                                                          [handwritten initials]

"Term" means the duration of term of the Geoexchange Operating Lease Agreement

2.00     Exclusive Ownership and Provision of Geoexchange Services

The Owner as Project developer wishes to grant the Exclusive right to provide Geoexchange services to the Diamondview project to EITC for the building of a complete Geoexchange System with EIC then having ownership and operational control of the geo-field to supply the entire Strata development, as an independent energy service Company to hold and own and to provide geo-field leasing and services under an operating lease agreement. The system will be built in accordance with Drawings and Specifications prepared by the EIC engineering team. EIC agrees to assume full and legal responsibility for the completion and commissioning of the system and to becoming sole title owner and to assume full ownership responsibility, including all risks of performance and full liability for future performance and major repair and replacement, of the entire geo-field, as per the appropriate product and/or equipment warranty. The Owner will make available to the Strata Lot owners and to the Strata Corporation and all occupants of the Project, in accordance with an Operating Lease and the Owner's terms and conditions therein as set out herein in accordance with the Operating Lease Geoexchange Contract to be attached hereto in the future.

For this Exclusive right to provide geothermal energy services to the Diamondview project EITC agrees to issue to the Owner an equitable stock and option package in EITC, whilst the Owner in turn then agrees to place "certain disclosure" in the lot sale disclosure statement to mandate the exclusive use of EIC geothermal equipment and services, and to mandate a monthly lot holding fee prior to construction and then the on-going monthly lease payment to EIC for the use of the geothermal loop field installed and operated by EIC on each individual residential site. Please refer to Schedule "F" for complete details on the transaction between parties.

The Geoexchange energy services will be those services as governed by the Operating Lease contract between the Strata Corporation and EIC as set out in Schedule "A" hereto "Geoexchange Operating Lease Contract" and such additional services as may be determined and negotiated by the Owner from time to time, subject to terms and conditions which may require Strata Corporation approval.

These Operating Lease contract services will include:

         a) Administration of the ground loop or ground water earth energy temperature extraction and discharge systems, including all piping, loops, lateral and vertical grouted pipes and bore holes and temperature transference systems,

         b)       Fluids management (in GXC Loop-field) only,

3.00     Exclusive Right to Provide Geoexchange Services and Restrictive
         Covenants

The Owner will disclose in the property disclosure statement that the Strata Corporation has agreed to enter into a binding Operating Lease contract with EI, attached as Schedule "A" hereto, for a Term of 25 years and to grant the sole and exclusive right to

                                                          [handwritten initials]
own and operate the Geo-loop field (temperature) to the Premises, subject to the terms and conditions of the Operating Lease.

4.00     Access

The Owner will cause the Strata Corporation to enter into an operating lease "Operating Lease Geoexchange Contract " which will grant to EIC and its authorised agents without charge in law all rights as can be granted by the Strata Corp. for unimpeded access, at all reasonable times to those portions of the Strata Corporation and common areas or strata lots, as may be necessary, for the provision of the Geoexchange Services from the entrance point of the property line of the Premises continuously to each existing or future equipment station within each strata lot, common area or amenity space in the project where GXC HVAC equipment is installed.

5.00     Owner's Obligations

The Owner agrees to cause the Strata Corporation to enter into an Operating Lease "Operating Lease Geoexchange Contract "upon registration of the Strata Plan. The Owner agrees to cause the Strata Corporation to give a Special Security Agreement to EIC. Once the Operating Lease and Special Security Agreement have been entered into, the Owner is forever released from any further liabilities with respect to the GXC HVAC system.

The Owner will cause the Strata Corporation to register a Specific Security Agreement (SSA) to be registered at the Personal Property Registry office under the Personal Property Security Act (PPSA) securing EIC's rights of assignment of Common Expense fees to EIC as security for the payment of EIC Operating Lease fees by the Strata Corporation in the event of Default. This right will be limited in quantum to those amounts strictly owing to EIC under the terms of the Operating Lease and EIC shall have no right to hold or claim any excess amounts of Common Expense Fees. It will be EIC's obligation to register its security interests in the Personal Property Registry and the Land Titles Office.

6.00     Tampering

The Owner will neither use nor authorize the use by any other person or entity of the geo-loop Distribution System as long as it is in control of the Project as Owner Developer.

7.00     Strata Corporation

It is specifically agreed that the Project will be registered under a Strata Plan and a Strata Corporation will be created. The Owner become an Owner Developer, under the terms of the Act, and will forthwith cause the Strata Corporation to enter into, execute and be bound by an Operating Lease contract and to further execute a separate document to grant a Specific Security Agreement to EIC requiring an assignment of Common Expense Fees to EIC in the event of any default under the Operating Lease.

                                                          [handwritten initials]

         7.1      Monthly Operating Lease Payment

                  The Owner shall cause the Strata Corporation to enter into an Operating Lease which will require the Strata Corp to pay to EIC a monthly charge and such additional amounts for all applicable provincial and federal sales and goods and services taxes as required by law in British Columbia.

8.00     Assigns

This Agreement including, without limitation, any renewals thereof will enure to the benefit of and be binding and the parties hereto and their respective heirs, executors, administrators, successors and assigns. The parties agree to execute any other instruments and further document which may be necessary to carry out the purpose and intent of this Agreement.

9.00     Waiver


No provision of this Agreement will be deemed waived by a course of conduct and no waiver will be effective unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement.

10.00    Laws

This Agreement will be governed in accordance with the laws of the jurisdiction in of British Columbia, Canada and the Parties attorn to the exclusive jurisdiction of the Courts of the Province of British Columbia. This agreement and the Operating Lease will for legal purposes be signed in the Province of British Columbia.

11.00    Authority

The Owner hereby represents and warrants to EIC that it has the authority to enter into this Agreement and will later have authority to act under the Strata Property Act in the capacity of Owner Developer and will execute the agreements, operating lease and all other documentation as required to effect the transaction.

12.00    Notice

Any notice or communication hereunder will be in writing and sent by registered mail to the other party, delivered personally or transmitted by facsimile to the following addresses:

To ______________ ("Owner"):

Diamondview Developments Ltd.

To:

                                                          [handwritten initials]

Essential Innovations Corporation

#101 - 5219 192nd Street
Surrey, B.C.
V3S 4P6

Fax:  (604) 574 9597

Any such notice will be effective on the seventh (7th) day of uninterrupted postal service after the postmark date if mailed by registered post, on the day received if delivered personally and, on the third business day following the date of transmission, if sent by fax. E-mail Notices are not permitted.

13.00    Indemnities and Warranties and Liabilities


Upon receiving the grant from the Owner of the Exclusive right to own and operate the geo-field on the Diamondview site and the completion of execution of the Operating Lease by the Strata Corporation, EIC will assume full liability for the geo-field distribution system and will fully indemnify the ("Owner") for all matters relating to the design, construction, supply and future operation of said geo-field. This indemnity will cover all matters relating to the design and construction and operation of the geo-field, including sufficiency of construction, completion of construction, accounts relating to the construction, any financial or tax obligations (except for any failure of ("Owner") to have failed to remit any due or relevant applicable GST or Provincial Sales Taxes, if any, during the pre-construction and construction period up to an including the Commissioning of the geo-field distribution system). Upon completion of the geo-field by EIC and execution of the Operating Lease, EIC will assume the rights, privileges and full ownership obligations of the geo-field, including the right to exert any and all Warranty Claims, and to exert rights of contract as EIC will be recognized as the original contracting party for the supply of design and construction services and ("Owner") will irrevocably and completely waive all rights relating to same to EIC. These rights waived by Owner will include the right to exert any claim against the design engineer(s) or consultants or their Professional Liability Insurance carrier(s) for any failure to design or provide services in accordance with industry standards, professional practice standards or related maters, any of which might result in system failure or less than satisfactory performance of the installed geo-field distribution system. In the event any consultant, professional, contractor, designer, supplier, trade, or installation party makes or exerts any defence in law against any warranty or liability claim by EIC based upon EIC's standing as the original contracting party, then ("Owner") has the obligation, at the sole expense of EIC, to participate in any such claim, at the behest of EIC and in full cooperation with EIC. EIC shall indemnify ("Owner") for all third party costs for such participation. EIC will be responsible for all of the costs of registration of its Operating Lease, including the costs of any charges, taxes, license fees or related expenses whatsoever due and payable as a result of the assumption of ownership and the registration of the Operating Lease and Special Security Agreement in the Province of British Columbia. The full risks, reward and obligations of ownership remain with EIC as the energy service provider and Lessor and owner of the system and operator under the terms of the Operating Lease, without limitation or restriction.

                                                          [handwritten initials]

14.00    Headings

The headings appearing, in this Agreement have been inserted solely for the convenience of the parties and will be of no force and effect in the construction of the provisions of this Agreement.

15.00    Entire Agreement

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings whether written or oral relative hereto.

16.00    Authority

The parties who execute this Agreement hereby represent and warrant that they have the authority to enter into this Agreement, that the individual signing this Agreement has the authority to so sign and to bind with respect to the terms of this Agreement.

18.00    Validity

This is a firm contract and contains no subjects aside from the requirement for final construction designs for each of the residences on the property that may or may not then fall within the cost estimates derived from certain assumptions expected for homes of a particular square footage using certain construction materials. It is agreed that such variance may occur within individual home design, and that the Owner will deem this reasonable if necessary and that these are additional costs the Owner will agree to bear.

19.0     Equipment Caveat

The Owner agrees that it WILL mandate in the lot disclosure statement that each lot-purchaser and homebuilder/homeowner MUST purchase geothermal heat pumps manufactured and/or supplied by EIC. Also, the Owner agrees that it WILL mandate that each of the homeowner's MUST use the services of the residential mechanical design and installation team at EIC for each home to be constructed. The geothermal loop field within the subdivision project has been exclusively designed and installed by EIC and is set-up for optimized working conditions with geothermal heat pumps manufactured by EIC. The mechanical design and installation within each home is also critical to assure the best system operating conditions possible, and EIC brings with it expertise like none other in the local marketplace, in terms of mechanical system design and ducting installation systems for geothermal heat pumps.

20.0     Emission Credits

Upon registration of system ownership and until such time that the Operating Lease has run its course, EIC will at all times have and not only be the sole owner of the geo-field installed at or on the premises of the Owner but at all times will also be the sole owner of and have exclusive rights to any Greenhouse Gas, Carbon Dioxide or other pollution related Credits which may or may not be applicable at any time on the site due to the energy efficiency or energy reduction capacity of the geothermal heat pumps exclusively

                                                          [handwritten initials]
sold and provided to the homeowner by EIC. Any updating or improvement to the technology by EIC of the system owned by EIC which results in further conventional energy usage reduction resulting in any further Credits, will be to the sole account of EIC and EIC shall have the unrestricted right of ownership or trade of such Credits resulting form the efficiency of its equipment, system, design and continuing usage at and on the Owner's premises.

21.00    Limitations

This document has been generated from preliminary data provided by the land developer and other parties related to the Diamondview project site, and are for the exclusive use of the Diamondview project. Information provided by others to EIC has not been independently verified. EIC has relied in good faith on this information and does not accept responsibility for deficiencies or inaccuracies with any and all information provided by others.

                                                          [handwritten initials]

IN WITNESS WHEREOF the parties have executed and delivered this Agreement THIS 7th DAY OF APRIL 2005.

FOR:     DIAMONDVIEW DEVELOPMENTS LTD.


NAME:    /s/ Glen Campbell
         I/We have authority to bind the Corporation

POSITION: Principal


NAME:    /s/ Paul Yu
         I/We have authority to bind the Corporation

POSITION: Principal


FOR:     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.


NAME:    /s/ Jason McDiarmid
         I/We have authority to bind the Corporation

POSITION: President


FOR:     ESSENTIAL INNOVATIONS CORPORATION


NAME:    /s/ Steve Wuschke
         I/We have authority to bind the Corporation

POSITION: President


                                                          [handwritten initials]

                                  SCHEDULE "A"

         PROPERTY LEGAL DESCRIPTION



         TO BE PROVIDED BY ("Owner")



                                                          [handwritten initials]

                                  SCHEDULE "B"

Ground Exchanger Specifications

1.       General Provisions

1.1.1 To provide a complete geothermal loop field as shown on the drawings, and according to certain specifications and the requirements as agreed to within the Agreement

1.1.2 The Owner is to apply, obtain and pay for all required permits, licenses and inspections.

1.1.3 Each individual homeowner or building contractor shall provide as-built drawings to Essential Innovations, whether done in-house or by employing the mechanical engineering consultant.


2        Equipment and Materials

2.1.1 All materials, components, and equipment forming the geothermal loop-field shall meet the requirements of CSA Standard C448-02.

2.1.2 All materials, components and equipment forming the geothermal loop-field shall be free of defects and debris.


3.       Piping Material and Fittings for the Ground Heat Exchanger

3.1.1 High-density polyethylene (HDPE) is the only acceptable material for piping used to form the ground heat exchanger. The HDPE pipe must be CSA approved, and abide by the requirements of CSA Standard B137.1, and CSA Standard C448. HDPE fittings shall be made with the same resin compounds as the HDPE pipe. The same manufacturer shall be used for both pipe and fittings.

3.1.2 The wall thickness / pressure rating of all HDPE pipe shall be SDR 11 / Series 160.

3.1.3 An IGSHPA Accredited Installer or a certified Geothermal Service Contractor will and must install HDPE pipe through Essential Innovations.

3.1.4 Socket- and butt-fusion are the only acceptable processes for fusing HDPE pipe and its fittings, and the fusion process must follow manufacturer's written instructions.

3.1.5 Elbow fittings are to be installed where a sharp bend would occur otherwise.


4.       Ground Heat Exchanger Piping

4.1.1 While on-site, HDPE piping shall be capped or have temporary plugs installed to ensure that no debris, soil, and small animals have entered the pipe prior to any fusion or installation into the ground or water.

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5.       Vertical Ground Heat Exchanger Systems

5.1.1    Manufactured U-bends will be used to construct the U-tubes.

5.1.2 U-tubes will be piped together in parallel circuit configurations. Parallel systems will be used in all vertical ground heat exchangers.

5.1.3 Ground loops shall be pressurized with water during grouting and backfilling to avoid pipe collapse.

5.1.4 Grouting of the entire vertical borehole shall be done by pressure pumping through a tremie pipe in accordance with IGSHPA guidelines and with all provincial and local requirements. Grout material may contain smooth, small rocks, but not sharp, jagged rocks or large rocks that may puncture the HDPE pipe.

Additional grout may be required due to settling of the initial grout. The contractor shall monitor each borehole and provide additional grout where necessary.

                                                          [handwritten initials]

                                  SCHEDULE "C"

EI Minimum Maintenance Specifications for "Strata":

"Strata" is responsible for purchasing the following maintenance terms from Essential Innovations in regards to the actual Heat Pump installations in each of the homes:

         1. A maintenance check-up, by a licensed refrigeration mechanic or EI approved equivalent, shall be conducted. The interval between check-ups shall be no longer than six (6) months. A three (3) month interval between maintenance check-ups is recommended.

         2. During each maintenance check-up, the following items are to be completed for the water-to-air heat pumps:

                  o        Air filter changes
                  o Clean condensate drip pan and clean/flush its condensate pipe (algaecide may be required)
                  o Vacuum air-side of coil and internal areas where dirt may accumulate (care must be taken not to damage the aluminum fins)
                  o Clean fan, plenum above fan coil, and wall panels of any dirt/mold accumulation
                  o        Check hose connections and associated pipes for leaks
                  o        Check fan coil for excessive noise and vibration

         3. During each annual maintenance check-up, recording of performance measurement data is required. This data shall include volts, amps and water temperature difference. This data shall be compared to the information on each heat pump unit's data plate and the data taken at the original equipment start-up. The measurement data shall be reported to EI.

         4. During each annual maintenance check-up, the electrical operation of contactors, relays and reset switches will be checked, while ensuring all wires are connected tight. As well, the fan will be checked for imbalance and bent blades. The verification of these components shall be provided to EI. A maintenance check sheet will be provided at the completion of the project, which will include the above items, as well as additional maintenance items for up keeping the system to its utmost potential.

EI Maintenance Responsibilities:

EI will repair, replace and maintain all buried pipes, headers and distribution feeds, all in ground valves, monitor switches, flow control regulators and check valves at its sole and exclusive cost, as required. All fluid within the pipes will be maintained by EI exclusively.

                                                          [handwritten initials]

                                  SCHEDULE "D"


Geo-Field Installation

SCOPE OF WORK BY ESSENTIAL INNOVATIONS

Essential Innovations is to provide the following services to each of the property sites in the Diamondview project under the Agreement:

1. Engineering, design, material and installation services for the entire geofield component (Complete ground works for Geoexchange system (ground heat exchanger configuration to be determined);

2. The entire drilling component required to complete the required vertical loop geofield component (Ground Works per Phase will include complete vertical closed loop exchanger or such number of 200 - 300 ft drilled wells on a matrix that allow for associated civil and structural ground works including: Typical Matrix is based on 20 ft. spacing. The HDPE pipe shall be supplied by Essential Innovations and is SDR 11, 448 Standard, 1 inch with a 50+ year Warranty.

3. All trenching and dewatering costs for Horizontal ground works. This involves using a small backhoe for a few days and is normally coordinated among other on site activities. Dewatering is not likely required but no costs were involved in this proposal for this event.

4. Labour to commission the drilling, oversee the drilling, install the loop pipe, manage the mixing and feeding the grout into the boreholes, fusing the headers, purging the loop field and running the series of horizontal headers to the expected location of the building foundation

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                                  SCHEDULE "E"

Interior Installation (to be paid by Homeowner to Essential Innovations)

SCOPE OF WORK or FUTURE REQUIREMENT OF HOMEOWNER


Documentation supplied by Homeowner

The Homeowner will provide to Essential Innovations the following documentation before drilling of a geo-field shall commence on each individual property site:

         o Site layout drawings in electronic (AutoCAD or equivalent), and paper format depicting footprint area of the building.
         o Approved mechanical and electrical drawings for the homesite inclusive of all HVAC components specific to this project.
         o Essential Innovations will calculate detailed heat loss/heat gain calculations for the proposed building, however, as a minimum; the customer-supplied drawings will include complete dimensional and tolerance specifications.
         o        All permits and approvals required

Equipment purchased by Homeowner from Essential Innovations

         The Homeowner will purchase exclusively from Essential Innovations and therefore provide all HVAC mechanical equipment including:

         o Individual ground-source heat pump(s) in each residence, thermostatically controlled; Heat Pumps will be supplied by Essential Innovations - EI Elemental units (Price sheet attached)
         o Units will be provided at less than dealer cost and with shipping terms of payment to be negotiated to fit construction schedule (see attached price list).
         o Water-Water Heat Pumps for Domestic Hot Water, Swimming Pools and Hot Tubs. Sizes to be determined.
         o        Ground heat exchanger central circulating pumps;
         o All Domestic hot and cold water piping and associated equipment
         o        Heat pump condensate drain piping

Exclusive Services supplied by Essential Innovations to the Homeowner

         Essential Innovations will exclusively provide the following services to the Homeowner:

         o Site installation of equipment supplied by Essential Innovations to include installation of geothermal heat pump and controls. Installation will be coordinated with Essential Innovations to ensure that they are solely responsible for the heat pump installation.
         o Any Geoexchange design modifications to initial specifications to be supplied by Essential Innovations.
         o All electrical services and connections and hook-ups required for all Heat Pump equipment.
         o All electrical power and power supply required to run Heat Pump equipment.

                                                          [handwritten initials]

         o All requisite plumbing required for the geothermal heat pump installation;
         o        Geothermal system commissioning;
         o        Control wiring
         o All associated piping, pipe insulation, all duct work and sheet metal work, duct insulation as required;
         o        Testing, balancing and commissioning

Any additional thermostats and zone controllers desired by the homeowner are $500/zone installed.

Installation services will be quoted and determined on a job-by-job basis, but will be charged at better than fair market value.

                                                          [handwritten initials]
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                                  SCHEDULE "F"

                         Term Sheet: Diamondview Project

Parties to the Transaction:

         Diamondview Developments Ltd. ("DDL")
         Essential Innovations Technology Corp. ("EITC")
         Essential Innovations Corporation ("EIC")

To DDL from EITC:

225,000 shares of 144 common stock issued to DDL based on a $1.00 fair market value (comes with a 1 year hold period)

         If after 1 year from the initial date of issuance, the value of the shares is lower than $1.00 in the ensuing publicly traded market, the Company agrees it will issue to DDL such number of common shares of the Company as is necessary to achieve the current determined value of $225,000 thereby keeping the transaction equivalent with the initial perceived transaction value.

                  75,000 options @ $0.75/share       March 31, 2010

                  75,000 options @ $1.00/share       March 31, 2010

To EIC from DDL:

DDL agrees to put into their lot disclosure statement, language to the effect that "EIC is the sole and exclusive provider of Geothermal Systems and Services to the Diamondview project. When you (the buyer) purchase a lot in the Diamondview project you (the buyer), hereby commit to an on-going monthly fee payment to EIC for a term of 25 years, for the use of the geothermal loop field EI installs on each of the homesites, and you (the buyer) additionally commit exclusively to the utilization of a geothermal heat pump in your residence for heating and cooling purposes, such geothermal heat pump to be both manufactured by EIC and installed by EIC and only EIC, unless specifically and otherwise determined by EIC.

         Schedule of Homeowner Operating Lease Payment to EIC:

         Up to and including 60,000 BTUh Design Load:          $ 175/mth
         Up to and including 78,000 BTUh Design Load:          $ 225/mth
         Up to and including 96,000 BTUh Design Load:          $ 250/mth
         Up to and including 120,000 BTUh Design Load:         $ 275/mth

Also DDL agrees to put in their disclosure statement that each lot buyer will be subject to a monthly holding fee on the lot they purchased equal to $125/month that will be payable to EIC each and every month from the date of purchase until such time that construction is complete on their residence, at which point the full 100% monthly geothermal loop field payment would begin based on the appropriate and corresponding BTUh rate.

                                                          [handwritten initials]
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Diamondview residents will purchase geothermal heat pumps and associated equipment from EIC based on a .55 multiplier from the EIC price list. In home equipment installation services will be quoted and determined on a job-by-job basis, and will be charged to the homeowner at better than fair market value.

First Right of Refusal on Future Available Lots for Development

Based on current discussions between the DDL and EIC, it is expected that in all likelihood there may be additional single-family lots available in the next phase of the Diamondview project on a lower parcel of land under their control. In this case, assuming that there are further lots for development, then DDL agrees that EIC is also hereby given the first right of refusal for the heating and cooling component of that phase of the project to act in the role of Geothermal provider for these future lots should they wish to do so.

                                                          [handwritten initials]